UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A and 14C

Proxy Statement/Information Statement Pursuant

to Sections 14( a) and Section 14(c) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Refac

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on April 10, 2003

REFAC

The Hudson River Pier

115 River Road, Suite 110

Edgewater, New Jersey, 07020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Refac, a Delaware corporation, will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Monday, May 19, 2003, at 3:00 p.m., Eastern time, for the following purposes:

1. To elect two Class 1 directors, each to hold office for a term of 3 years;

2. To approve the 2003 Stock Incentive Plan of the Corporation; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 is enclosed.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

RAYMOND A. CARDONNE, JR.

Secretary

Exhibits

A.	Audit Committee Charter

B.	2003 Stock Incentive Plan

C.	Opinion of Morgan Joseph & Co. Inc.

D.	Stock Purchase Agreement

E.	Action by Written Consent

REFAC

The Hudson River Pier

115 River Road, Suite 110

Edgewater, New Jersey 07020

PROXY STATEMENT/INFORMATION STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—MAY 19, 2003

This combined Proxy Statement/Information Statement is furnished by the Board of Directors (the “Board”) of Refac, a Delaware corporation (“Refac” or the “Corporation”). The Proxy Statement/Information Statement is being sent to stockholders of Refac (i) in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Monday, May 19, 2003, at 3:00 p.m., Eastern time; and (ii) to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide an information statement to all stockholders in connection with an action taken by the written consent of Palisade Concentrated Equity Partnership, L.P. (“Palisade”), a limited partnership which owns 80.3% of Refac’s outstanding shares.

This Proxy Statement/Information Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 18, 2003. A copy of the Corporation’s Annual Report to Stockholders for the year ended December 31, 2002 is also enclosed.

You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy relates to the election of Class 1 directors and the approval of the Corporation’s 2003 Stock Incentive Plan at the Annual Meeting. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and fort approval of the Corporation’s 2003 Stock Incentive Plan, except that broker proxies will only be voted for approval of the Corporation’s 2003 Stock Incentive Plan if the beneficial owner of the shares instructs the broker to so vote.

THE CORPORATION IS NOT SOLICITING PROXIES WITH RESPECT TO THE ACTION TAKEN BY WRITTEN CONSENT THAT IS DISCUSSED IN THIS PROXY STATEMENT/ INFORMATION STATEMENT. SUCH ACTION HAS ALREADY BEEN APPROVED BY THE REQUISITE STOCKHOLDER ACTION, AND WILL BE EFFECTIVE ON MAY 8, 2003.

The Board has fixed the close of business on April 8, 2003 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting, as well as the record date for the action by written consent and for determining the stockholders entitled to receive the information statement in connection therewith. As of the Record Date, there were 3,509,924 outstanding shares of common stock, par value $.001 per share, of the Corporation (“Common Stock”) entitled to vote at the meeting, the holders of which are entitled to one vote per share. Certain holders of the Corporation’s common stock, par value $0.10 per share (the “Old Refac Common Stock”), outstanding immediately prior to the Corporation’s merger (the “Merger”) with a wholly-owned subsidiary of Palisade have notified the Corporation that they intend to exercise appraisal rights in connection with the Merger. If these holders withdraw their demand for appraisal rights with respect to the Old Refac Common Stock by April 29, 2003, they will be entitled to receive 24,737 shares of Common Stock, which would increase the number of outstanding shares.

The presence, in person or by proxy, at the meeting of the holders of 55% of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the shares of Common Stock present at the meeting will be necessary for the election of directors of the Corporation. The approval of the adoption of the 2003 Stock Incentive Plan will require the affirmative vote of 55% of the shares issued and outstanding and entitled to vote. Under applicable Delaware law, in tabulating the vote, abstentions (including broker nonvotes) will be counted and will have the same effect as a vote against the proposal to adopt the 2003 Stock Incentive Plan.

On February 28, 2003, the Corporation completed the Merger with a wholly-owned subsidiary of Palisade. As a result of the Merger, Palisade owns approximately 80.3% of the shares of the outstanding Common Stock. For each share of Old Refac Common Stock owned immediately prior to the effective time of the Merger, stockholders (other than Palisade and stockholders who properly exercised appraisal rights) (the “Former Stockholders”) received (i) $3.60 in cash, (ii) 0.2 shares of Common Stock and (iii) the right (the “Payment Right”) to sell the shares of Common Stock to the Corporation for a price which will depend upon the Corporation’s liquid distributable assets (“LDA”) as of March 31, 2003 and June 30, 2005. The funds required by Palisade to complete the Merger and to pay the related fees and expenses aggregated approximately $13,400,000. The Corporation reimbursed Palisade for $125,000 of its legal expenses incurred in connection with the Agreement and Plan of Merger, dated as of August 19, 2002, by and among Refac, Palisade and a wholly-owned subsidiary of Palisade (the “Merger Agreement”). The remaining $13,275,000 of financing came from Palisade’s committed capital, which was contributed to Palisade by its limited partners. The Payment Right will be paid by the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, April 15, 2003; and (ii) the percentage of the outstanding shares of Common Stock that such ownership constitutes.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Palisade Capital Management, LLC	6,306,387	(1)	90.4%
Raymond A. Cardonne, Jr.	9,083	(2)	*
Clark A. Johnson	2,000	(3)	*
Mark S. Hoffman	6,306,647	(4)	90.4%
Mark N. Kaplan	4,565	(3)	*
Richard S. Meisenberg	6,306,387	(5)	90.4%
Melvin Meskin	0		*
Jeffrey D. Serkes	0		*
Robert L. Tuchman	51,184	(6)	1.5%
Officers and Directors as a Group (7 persons)	67,092	(7)	1.9%

*	Represents less than 1% of the outstanding shares.
(1)	Based upon the Schedule 13D filed by Palisade and Palisade Capital Management, LLC (“PCM”), on April 4, 2003, such entities beneficially owned in the aggregate 2,837,000 shares of Common Stock or 80.3% of the Corporation’s outstanding shares. Palisade has the right to acquire 3,469,387 shares of Common Stock pursuant to the Stock Purchase Agreement by and among Palisade and the Corporation, dated as of March 28, 2003 (the “Stock Purchase Agreement”). See “Stock Purchase Agreement” below. PCM and Palisade are both located at One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024. Palisade is a private equity partnership managed by PCM, an investment advisory firm with over $2 billion in assets under management.

(2)	Includes 8,500 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(3)	Includes 2,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(4)	Includes 6,306,387 shares beneficially owned by PCM, of which Mr. Hoffman is a managing director. Mr. Hoffman disclaims ownership of such shares.
(5)	Includes 6,306,387 shares beneficially owned by PCM, of which Mr. Meisenberg is a managing director. Mr. Meisenberg disclaims ownership of such shares.
(6)	Includes 30,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(7)	Includes an aggregate of 42,500 shares of Common Stock which such persons may acquire upon the exercise of options which are exercisable immediately or within sixty days.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Corporation’s By-laws, as amended in connection with the Merger, provide that the Board is divided into three classes: Class 1 directors, Class 2 directors and Class 3 directors. The members of one of the three classes of directors are elected each year for a three-year term. The stockholders will elect two Class 1 directors at the meeting to serve for a three-year term expiring at our annual meeting in 2006 or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. The Board is currently comprised of seven directors.

NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS

Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class 1 directors:

CLARK A. JOHNSON—Mr. Johnson, age 71, has been a director since 2000. He has been the Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities since October 2000. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998 and is former Executive Vice President and Director of the Wickes Companies, Inc. He is a director of the following public companies: MetroMedia International Group, OptiCare Health Systems, Inc. and PSS World Medical, Inc.

MARK N. KAPLAN—Mr. Kaplan, age 73, has been a director since 1967. He is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP and was a member of such law firm from 1979 to 1998. Mr. Kaplan also serves as a director of the following public companies: American Biltrite Inc., Autobytel, Inc., DRS Technologies, Inc., Grey Global Group Inc., Congoleum Corporation and Volt Information Sciences, Inc.

Vote Required

Election of the directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF BOTH OF ITS NOMINEES FOR CLASS 1 DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

Other Directors

Following are the Class 2 and Class 3 directors, whose terms expire in 2004 and 2005, respectively. Accordingly, these directors are not up for re-election at the meeting.

Class 2 Directors Continuing in Office With Terms Expiring at the 2004 Annual Meeting of Stockholders

RICHARD S. MEISENBERG—Mr. Meisenberg, age 40, became a director of the Corporation on February 28, 2003 as a result of the Merger. He is a Managing Director of PCM, an affiliate of Palisade, which he joined upon its formation in 1995.

ROBERT L. TUCHMAN—Mr. Tuchman, age 60, has been a director since 1991. He has been the Corporation’s President and Chief Executive Officer since 1997. He also served as the Corporation’s Chairman from 1997 until March 26, 2003, when Melvin Meskin was elected as the non-executive Chairman of the Board. Mr. Tuchman is also the Corporation’s General Counsel and served as its President and Chief Operating Officer from 1991 to 1997.

Class 3 Directors Continuing in Office with Terms Expiring at the 2005 Annual Meeting of Stockholders

MARK S. HOFFMAN—Mr. Hoffman, age 42, became a director of the Corporation on February 28, 2003 as a result of the Merger. He is a Managing Director of PCM, an affiliate of Palisade, which he joined upon its formation in 1995. He is a director of OptiCare Health Systems, Inc.

MELVIN MESKIN—Mr. Meskin, age 58, became a director of the Corporation on February 28, 2003 as a result of the Merger and non-executive Chairman of the Board on March 26, 2003. He was, until his retirement on December 31, 2001, Vice President-Finance-National Operations for Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President-Finance and treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President-Finance and Comptroller of Bell Atlantic. He is a director of OptiCare Health Systems, Inc.

JEFFREY D. SERKES—Mr. Serkes, age 44, became a director of the Corporation on February 28, 2003 as a result of the Merger. He is President of JDS Opportunities, LLC, an investment company specializing in real estate investment and development. From August 1994 to May 2002, Mr. Serkes held a variety of financial management positions for IBM, including: Vice President, Finance, Sales & Distribution from June 1999 to May 2002, Vice President and Treasurer from January 1995 to May 1999 and Assistant Treasurer from August 1994 to December 1994. Prior to joining IBM, Mr. Serkes held a variety of treasury management positions with RJR Nabisco, Inc. He has his MBA from the Rutgers Business School and serves on its Board of Advisers.

Board Committees

The Board has established and currently maintains as standing committees an Audit Committee and a Compensation Committee. The Corporation does not have a nominating committee.

Audit Committee

This committee was established at the November 1991 Board meeting. The Audit Committee meets periodically with the Corporation’s independent auditors to review plans for the audit and the audit results. The Audit Committee makes recommendations to the full Board as to the engagement or discharge of the independent auditors and reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. During 2002 and until the closing of the Merger on February 28, 2003, the Audit Committee consisted of three directors: Mark N. Kaplan, Clark A. Johnson and Ira T. Wender. Following the closing of the Merger, the Audit Committee consists of Mark N. Kaplan, Melvin Meskin and Jeffrey D. Serkes.

The members of the Audit Committee are “independent directors” as that term is defined by Section 121(A) of the Listing Standards of the American Stock Exchange. The Board has adopted a written charter of the audit committee, a copy of which is filed herewith as Exhibit A.

Compensation Committee

This committee administers the executive compensation and benefit plans and grants under such plans. During 2002 and until the closing of the Merger, the Compensation Committee consisted of three directors: Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Following the closing of the Merger, the Compensation Committee consists of Clark S. Johnson, Mark S. Hoffman and Jeffrey D. Serkes. For further information regarding executive compensation, see “Compensation Committee Report on Executive Compensation,” below.

Special Committee for Merger

On June 7, 2002, the Board formed a special committee, comprised of Neil Austrian and Ira T. Wender, to manage the sale or liquidation transaction process, negotiate with third parties, evaluate potential transactions and make recommendations to the Board. This special committee dissolved with the closing of the Merger. Although Messrs Austrian and Wender resigned from the Board concurrent with the closing of the Merger, they have agreed to serve as board observers and will approve the calculation of liquid distributable assets (“LDA”) as of June 30, 2005 as provided for in the Merger Agreement. Under such agreement, stockholders who hold the shares they receive in the Merger continuously until June 30, 2005 and then tender those shares in accordance with instructions sent to them following the final calculation of LDA have the right to sell such shares to the Corporation for an amount which depends upon such LDA.

Meetings of the Board and its Committees

During 2002, six meetings of the Board were held. During such period, all of the directors attended all of the Board meetings, except for Neil R. Austrian and Ira T. Wender each of whom attended five meetings. The Audit Committee met four times during 2002. Mark N. Kaplan attended all of the meetings and Clark A. Johnson and Ira T. Wender each attended three meetings. The Compensation Committee met three times during 2002 with all members in attendance. The Special Committee met once during 2002 with both members in attendance.

Directors’ Compensation

Each director who is not also an employee of or consultant to the Corporation was paid the sum of $1,000 for each meeting of the Board attended in 2002. No additional payments were made with respect to service on or attendance at the meetings of any committee established by the Board. Mark N. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Corporation since 1982. Except as otherwise provided in this Proxy Statement/Information Statement, no director received any other compensation from the Corporation in 2002.

All of the options held by the non-employee directors are fully vested and exercisable, due in part to the accelerated vesting of certain options in connection with the Merger. Pursuant to the terms of the Corporation’s 1998 Stock Incentive Plan (“1998 Plan”), each unvested option held by the non-employee directors on the date of the signing of the Merger Agreement became fully vested and exercisable as a result thereof. On January 23, 2003, the Board adopted an amendment to the 1998 Plan to provide that options held by each non-employee director shall not terminate upon the termination of such director’s service, but will continue in effect for the remainder of the terms of such options.

PROPOSAL NUMBER 2: APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

The Board has recommended, and at the meeting the stockholders will be asked to approve, the adoption of the Refac 2003 Stock Incentive Plan (the “Plan”). The following is a summary of material provisions of the Plan and as such is subject to the actual terms of the Plan, a copy of which is attached hereto as Exhibit B.

The purpose of the Plan is to align the interests of officers, other employees, directors and consultants of the Corporation and its subsidiaries with the Corporation’s stockholders, and to attract, motivate and retain the best available executive personnel and key employees by permitting them to acquire an, or increase their, equity interest in the Corporation.

The Plan provides for the grant of stock options intended to be “incentive stock options” (“ISOs”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options not intended to be ISOs (“Nonqualified Options” and collectively with the ISOs, the “Options”), and awards of restricted shares of Common Stock (“Restricted Stock”; and together with Options, “Awards”). Awards may be granted to officers, other employees, directors and consultants of the Corporation and its subsidiaries.

The maximum number of shares of Common Stock authorized and reserved for issuance pursuant to the Plan is 500,000. As of April 15, 2003, the market value of the Common Stock was $             per share. During any twelve-month period during the term of the Plan, no participant can receive Options to purchase shares of Common Stock which in the aggregate exceed thirty percent of the total number of shares of Common Stock authorized for issuance pursuant to the Plan. In the event that the Board determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Board will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment will be made in accordance with section 424 of the Code.

The Plan will be administered by the Board, which may establish one or more committees which may be authorized to grant Awards to, and administer such Awards with respect to, those participants who are subject to Section 16 (“Section 16 Participants”) of the Exchange Act or who are executive officers of the Corporation. Any such committee that is authorized to grant Awards to Section 16 Participants will, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act, be comprised of two or more “non-employee directors” within the meaning of such Rule, and any such committee that is authorized to grant Awards to executive officers of the Corporation will be comprised of two or more “outside directors” within the meaning of section 162(m) of the Code. In the case of Awards to be granted to other participants, the Board may delegate to a committee or to members of the Corporation’s management the authority, subject to such guidelines as the Board may approve and to ratification by the Board or a committee, to make grants of Awards to, and administer such Awards with respect to, such participants. The Board will have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the persons to whom and the time or times at which Awards will be granted, to determine the type and number of Awards to be granted, the terms, conditions, restrictions and performance criteria relating to any Award and to determine whether an Award may be settled, cancelled, forfeited, exchanged, or surrendered or accelerated or an Option may be repriced to a lower exercise price. In addition, the Board has the authority to make adjustments in performance goals in recognition of unusual or non-recurring events affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws or accounting principles, and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions thereof.

The agreements evidencing Options will set forth the terms and conditions of such Options. The Option price generally will not be less than 100% of the fair market value (as defined in the Plan) of the shares of Common Stock covered by the Option on the date of grant and the term of Options will not be greater than ten years. ISOs granted to individuals who at the time of grant own more than ten percent of the total combined voting power of all classes of stock of the Corporation will have an exercise price of at least 110% of the fair market value of the shares of Common Stock covered by such Option on the date of grant and the term of such Option will not be greater than five years. The Option price must be paid in full at the time of exercise and may be paid in cash, in shares of Common Stock having a fair market value equal to such Option price, in a combination of cash and Common Stock or, in the sole discretion of the Board, through a cashless exercise procedure, which may include an exercise through a registered broker-dealer pursuant to procedures which are, from time to time, deemed by the Board to be acceptable.

The agreement evidencing a Restricted Stock Award will set forth the terms and conditions of such Award. At the time of the grant of Restricted Stock, the Board may impose such restrictions or conditions to the vesting of such Award as it, in its sole discretion, deems appropriate. Such conditions may include (without limitation) the achievement of performance goals which may be set forth in the Award agreement. Such performance goals may (without limitation) be based on an increase in the trading price of Common Stock, achievement of certain goals relating to the Corporation’s return on assets, return on equity or earnings per share, in each case, determined in accordance with generally accepted accounting principles. Prior to the vesting of a share of Restricted Stock, such share may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Except to the extent otherwise set forth in the agreement evidencing such Restricted Stock Award, the holder thereof will possess all incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

In the event that a Change in Control of the Corporation (as defined in the Plan) occurs, all outstanding Options will become immediately exercisable in full and all restrictions with respect to shares of Restricted Stock will lapse. Agreement setting forth the terms of Awards will set forth the terms and conditions applicable to such Award upon the termination of the Award holder’s employment or service as a director or consultant.

The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, that no amendment which requires stockholder approval under applicable law in order for the Plan to continue to comply with sections 422 or 162(m) of the Code or in order for the Plan to continue to comply with the rules and regulations of any exchange or other trading market on which the Common Stock are traded will be effective unless the same will be approved by the requisite vote of the stockholders of the Corporation.

Federal Income Tax Consequences

The following discussion of certain relevant federal income tax effects applicable to Options is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions.

Nonqualified Stock Options

A participant generally will not be taxed upon the grant of a Nonqualified Option. Rather, at the time of exercise of such Nonqualified Option (and in the case of an untimely exercise of an ISO), the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Corporation will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

If shares acquired upon exercise of a Nonqualified Option (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

A participant will not be in receipt of taxable income upon the grant of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Corporation or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Corporation or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to Nonqualified Options.

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the stock is a capital asset of the participant, the participant will, except as noted below, recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the participant) equal to the difference between the amount realized upon such sale and the option price. The Corporation, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to participant upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain (depending upon the length of time such shares were held by the participant) to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of his ordinary income. In such case, the Corporation may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares

According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of a Nonqualified Option, in whole or in part, by delivering shares of the Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for Nonqualified Options. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant’s ordinary income, and the holding period for such additional shares will commence on such date.

The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of Common Stock. If the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if, at the date of surrender, the applicable holding period for such shares had not been met, such surrender will constitute a “disqualifying disposition” and any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of the Corporation’s stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

The Board has the sole discretion to determine the number of shares to be made subject to individual Awards under the Plan and no grants have been made under the Plan as of the date hereof. Therefore, the number of shares to be made subject to Awards is not determinable and the number of shares that would have been made subject to Awards under the Plan had it been in effect during the last fiscal year is not determinable.

Vote Required

If a quorum is present at the annual meeting, approval of the Plan will require the affirmative vote of stockholders representing at least 55% of the shares issued and outstanding on the record date and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN. Your proxy will be voted FOR this proposal, unless you vote against it or abstain, except that broker proxies will only be voted FOR this proposal if the beneficial owner of the shares instructs the broker to so vote.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2002, 2001 and 2000 to the Chief Executive Officer and each of the executive officers of the Corporation whose aggregate compensation exceeded $100,000 in 2002 (collectively, the “Named Executives”).

Summary Compensation Table

	Annual Compensation					Securities Underlying Options (#)
Name and Position	Year	Salary		Bonus
Robert L. Tuchman, Chairman President, Chief Executive Officer and General Counsel	2002 2001 2000	$ $ $	300,000 290,000 280,000	$ $	— 18,938 71,675	— — 50,000

Raymond A. Cardonne, Jr. Vice President, Secretary and Chief Financial Officer	2002 2001 2000	$ $ $	175,000 175,000 160,000		— — —	— — —

Option/SAR Grants And Exercises In Last Fiscal Year

No options were granted to or exercised by the Named Executives during 2002. The Corporation has not granted stock appreciation rights. All of the options held by the Named Executives are fully vested and exercisable, due in part to the accelerated vesting of certain options in connection with the Merger. Pursuant to the terms of the Corporation’s option plans, each unvested option held by the Named Executives on the date of the signing of the Merger Agreement became fully vested and exercisable as a result thereof. Subsequent to the closing of the Merger, all of the outstanding options to purchase the Old Refac Common Stock continue in accordance with their existing terms. Upon the exercise of any such option prior to June 30, 2005, an option holder will receive (i) $3.60 in cash, (ii) 0.2 shares of the new Common Stock and (iii) the Payment Right. Upon the exercise of any such option after June 30, 2005, an option holder will not be entitled to the Payment Right.

Fiscal Year-End Option Values

The following table reflects the “In-the-Money Options” held by the Named Executives as of December 31, 2002.

	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Robert L. Tuchman	150,000	—	$49,750	—
Raymond A. Cardonne, Jr.	42,500	—	435	—

As a result of the closing of the Merger, each option to acquire the Old Refac Common Stock is now exercisable for the Merger consideration equal to $3.60 in cash and 0.2 shares of the Corporation’s Common Stock, plus the Payment Right, provided that the Payment Right is not available with respect to options exercised after June 30, 2005.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	244,000	$6.32	NONE
Equity compensation plans not approved by security holders	NONE	—	NONE
Total	244,000	$6.32	NONE

With the closing of the Merger, no additional grants may be made under the Corporation’s prior stock option plans.

Employment Contracts

Tuchman Employment Agreement.    The Corporation is party to an employment contract with Mr. Tuchman (the “Tuchman Employment Agreement”), which became effective upon the completion of the Merger, and has a term ending on March 31, 2004. During the term, Mr. Tuchman is entitled to an annual base salary of $300,000. Upon completion of the Merger, Mr. Tuchman received a signing bonus of $800,000 and is entitled to retention payments of $100,000 on January 1, 2004, $200,000 on February 28, 2004, and $200,000 on March 31, 2004, provided that he is employed by the Corporation at the time such payments become due.

In addition to these salary and retention payments, the Tuchman Employment Agreement provides for the payment of incentive compensation based on Mr. Tuchman’s success in repositioning the Corporation for liquidation. Such incentive compensation, if any, is payable when the Payment Amount under the Merger Agreement is determined. At the time of such payment, Mr. Tuchman will be entitled to an aggregate of 16% of the “eligible consideration” over and above $17,843,602. “Eligible consideration” is defined as the sum of the following:

•	the liquid distributable assets of the Corporation as of June 30, 2005, as calculated under the Merger Agreement, plus

•	the signing bonus and retention payments paid or payable to Mr. Tuchman and the incentive compensation paid or payable to Mr. Cardonne as a result of the Merger.

In the event there is a qualifying termination (described below) of Mr. Tuchman’s employment or the term of his agreement expires, he shall continue to be eligible to receive the incentive compensation.

In addition to the incentive compensation payment, in the event of a qualifying termination, Mr. Tuchman is entitled to receive a lump sum equal to his full salary through March 31, 2004, plus any unpaid retention payments. Mr. Tuchman is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004, except to the extent that he receives similar benefits from a subsequent employer. A qualifying termination is a termination by the Corporation (or any successor thereto) because of a permanent disability, death or without cause (as each such term is defined in the Tuchman Employment Agreement) or by Mr. Tuchman for good reason (as defined in the Tuchman Employment Agreement).

The Tuchman Employment Agreement provides that Mr. Tuchman will not engage in any competitive activity (as defined in the Tuchman Employment Agreement) during the term of his agreement and that, for a period of two years following the termination of his employment, he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

Under Mr. Tuchman’s prior employment agreement, Mr. Tuchman was granted options to purchase 100,000 shares of Old Refac Common Stock pursuant to the Corporation’s 1990 Stock Option Plan. In 1996, Mr. Tuchman exercised these previously granted options to purchase 100,000 shares of Old Refac Common Stock. In connection with such exercise, the Corporation provided Mr. Tuchman with a loan of $375,000 (which was reduced to $365,000 after Mr. Tuchman paid back $10,000). The note, as modified in March 2002, bears interest at the rate of 6% per annum and is payable in ten (10) equal annual installments commencing on December 31, 2004.

Cardonne Employment Agreement.    The Corporation is also party to an employment contract with Mr. Cardonne (the “Cardonne Employment Agreement”). The amendment to Mr. Cardonne’s current employment agreement became effective upon the completion of the Merger, and has a term ending on March 31, 2004. During the term, Mr. Cardonne is entitled to an annual base salary of $175,000. Upon completion of the Merger, Mr. Cardonne received a signing bonus of $313,744.

In addition, the Cardonne Employment Agreement provides for the payment of incentive compensation based on Mr. Cardonne’s success in repositioning the Corporation for liquidation. Such incentive compensation is payable when the Payment Amount is determined. At the time of such payment, Mr. Cardonne will be entitled to an aggregate of 4% of the “eligible consideration” over and above $17,843,602. “Eligible consideration” is determined in the same manner as the Tuchman Employment Agreement (described above).

Mr. Cardonne will remain eligible to receive the incentive compensation in the event that his employment is terminated due to disability (as defined in the Cardonne Employment Agreement), death, by the Corporation without cause (as defined in the Cardonne Employment Agreement) or the expiration of the term of his agreement.

In addition to the incentive compensation payments described above, if the Corporation terminates Mr. Cardonne’s employment for any reason other than because of a permanent disability, death or for cause, Mr. Cardonne is entitled to receive a lump sum equal to his full salary through March 31, 2004. Mr. Cardonne is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2004, except to the extent that he receives similar benefits from a subsequent employer.

The Cardonne Employment Agreement provides that Mr. Cardonne will not engage in any competitive activity (as defined in the Cardonne Employment Agreement) during the term of his agreement and that, for a period of two years following his termination of employment, he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

Compensation Committee Report On Executive Compensation

During 2002 and until the closing of the Merger, the Compensation Committee of the Board (the “Committee”) was comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. While this Committee administered and decided upon executive compensation, stock option and benefit plans and grants under such plans, the Corporation’s overall compensation strategy, including a determination of compensation paid to the Chief Executive Officer of the Corporation, Robert L. Tuchman, and the Vice President and Chief Financial Officer, Raymond A. Cardonne, Jr., was ratified by the entire Board.

Following the closing of the Merger, the Committee consists of Clark A. Johnson, Mark S. Hoffman and Jeffrey D. Serkes.

Objectives

The Committee’s primary objective is to retain the most highly qualified executive officers and to ensure that their compensation structure aligns their interests with those of the stockholders of the Corporation. Mr. Tuchman and Mr. Cardonne were the only key executives for whom the Committee was responsible for administering compensation in 2002.

In March 2002, the Corporation announced that it would reposition itself for sale or liquidation. The Committee determined to recommend to the Board that Mr. Tuchman’s contract be amended and that the Corporation enter into a new employment agreement with Mr. Cardonne, whereby such officers would receive incentive bonuses based upon the value of assets available to be distributed to stockholders upon such sale or liquidation. The Committee believed that such incentive compensation would (i) maintain continuity of Refac’s management while exploring a sale of the Corporation’s assets and (ii) align management’s interests with the other stockholders of the Corporation by providing them with incentives for completing the sale. Both employment agreements were amended concurrently with the signing of the Merger Agreement and the January 23, 2003 amendment thereto to make certain technical corrections and restructure the nature and timing of certain payments under the prior agreement to provide Messrs Tuchman and Cardonne with further incentives to continue their efforts to complete the liquidation following the Merger.

Employment Agreements

The Corporation has employment agreements with Mr. Tuchman and Mr. Cardonne. The Committee has considered the advisability of using employment agreements and has determined that their use is in the best interest of the Corporation because it facilitates the Corporation’s ability to retain the services of highly qualified executive officers. The Committee has observed that the use of employment agreements by the Corporation has provided stability with respect to the leadership of the Corporation’s executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of its senior executive officers should continue during the period that it was repositioning itself for sale or liquidation. Each executive officer’s employment agreement separately reflects the terms that the Committee felt were necessary and appropriate to retain the services of such officer.

Components of Executive Compensation

The Corporation’s executive compensation program consists of cash and equity compensation components.

Cash Compensation

Cash compensation is comprised of base salaries, signing bonuses, retention payments and cash incentive bonuses. Cash compensation levels for Messrs. Tuchman and Cardonne are subject to theprovisions of their respective employment agreements with the Corporation. The terms and conditions of these employment agreements are discussed in detail above under “Employment Agreements”.

The Corporation offers Messrs. Tuchman and Cardonne an opportunity to earn additional cash compensation in the form of incentive compensation based upon the amount of liquid distributable assets (as defined in the Merger Agreement) as of June 30, 2005.

Equity Compensation

In 2002, Messrs. Tuchman and Cardonne did not receive any equity compensation. However, options to acquire 37,500 and 11,750 shares of Common Stock held by Messrs. Tuchman and Cardonne, respectively, became fully vested and exercisable upon the closing of the Merger on February 28, 2003.

Chief Executive Officer Compensation

Mr. Tuchman has served as Chief Executive Officer of the Corporation since January 6, 1997. Mr. Tuchman’s compensation is governed by the terms of an employment contract between Mr. Tuchman and the Corporation, entered into at the time he joined the Corporation in 1991. The contract was amended in each of 1994, 1996, 1999 and in March 2002, August 2002, November 2002 and January 2003. In addition to salary payments, the Board may, in its sole discretion, determine that the Corporation should pay Mr. Tuchman an annual bonus. Bonuses that were paid to Mr. Tuchman in the three most recent completed fiscal years are disclosed above in the bonus column of the Summary Compensation Table.

Deductibility of Compensation

Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Corporation’s best interest to do so.

The Compensation Committee of the Board

Clark A. Johnson

Mark S. Hoffman

Jeffrey D. Serkes

Compensation Committee Interlocks And Insider Participation

During 2002 and until the closing of the Merger, the Compensation Committee was comprised of the following three persons: Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Mr. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has provided legal services to the Corporation since 1982. During 2002, none of the Committee members otherwise received any compensation from the Corporation other than their fees as directors of the Corporation.

Comparison Of Five-Year Cumulative Total Stockholder Return

The following graph provides information on the cumulative total return, assuming reinvestment of dividends, for the period commencing December 31, 1997 and ending December 31, 2002, of the Corporation’s Common Stock as compared to the American Stock Exchange Index and a published industry index, referred to below as the “Industry Index,” which includes companies in Standard Industrial Classification Code 6794 (Patent Owners and Lessors), which is the Corporation’s primary SIC reporting code.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG REFAC,

AMEX MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 01, 1998

ASSUME DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2002

	Year Ended December 31,
	1997	1998	1999	2000	2001	2002
Refac	100.00	66.86	37.21	21.52	23.72	36.00
Industry Index (SIC Code 6794)	100.00	116.47	70.08	24.39	62.00	66.16
American Stock Exchange Index	100.00	98.64	122.98	121.47	115.87	111.25

AUDIT COMMITTEE REPORT

The Board has an audit committee comprised of three directors. All of the members of the audit committee are “independent directors” as that term is defined by Section 121(A) of the Listing Standards of the American Stock Exchange.

The audit committee oversees the Corporation’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the 2002 Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board adopted a written charter of the audit committee on May 12, 2000 which was amended on March 26, 2003. A copy of the amended charter is attached as Exhibit A hereto.

The Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements prepared in accordance with generally accepted accounting principles.

In performing its oversight function, the committee reviewed with the Corporation’s independent auditors such auditors’ judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Corporation and received the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

The committee discussed with the Corporation’s independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth below and in its charter, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The committee also approved, the selection of the Corporation’s independent auditors for the fiscal year ended December 31, 2002.

It should be noted that although the members of the audit committee are financially sophisticated they are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including the determination of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Grant Thornton LLP is in fact “independent.”

The Audit Committee of the Board

Mark N. Kaplan, Chair

Melvin Meskin

Jeffrey D. Serkes

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as the independent public accountants for the Corporation and its subsidiaries for the fiscal year ended December 31, 2002. Grant Thornton LLP does not have any direct or indirect financial interest in the Corporation or any of its subsidiaries in any capacity other than that of independent public accountants. A representative of the firm will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Corporation for the fiscal year ended December 31, 2002 by the Corporation’s principal accounting firm, Grant Thornton LLP:

Audit fees	$149,000
All other fees	128,000
Total	$277,000

“All other fees” consists of audit related services in connection with a proxy statement, the preparation of the Corporation’s tax returns, a tax study of the Corporation’s tax basis in Refac International, Ltd., tax planning and related tax matters. The Audit Committee has considered such other fees, and has determined that such fees are compatible with maintaining Grant Thornton LLP’s independence.

ACTION PREVIOUSLY TAKEN BY WRITTEN CONSENT

On March 28, 2003 Palisade and the Corporation entered into the Stock Purchase Agreement, which provides that Palisade will purchase from the Corporation 3,469,387 newly issued shares of Common Stock for a purchase price of $4.90 per share, or an aggregate purchase price of $17 million. On the same date, Palisade, acting in its capacity of the holder of approximately 80.3% of the Corporation’s outstanding Common Stock, approved: (a) the issuance and sale of 3,469,387 shares of Common Stock by the Corporation to Palisade for a price of $4.90 per share, or an aggregate price of $17 million, pursuant to the Stock Purchase Agreement and (b) the form, terms and provisions of the Stock Purchase Agreement.

THE CORPORATION IS NOT SOLICITING PROXIES WITH RESPECT TO THE ACTION TAKEN BY WRITTEN CONSENT THAT IS DISCUSSED IN THIS PROXY STATEMENT/ INFORMATION STATEMENT. SUCH ACTION HAS ALREADY BEEN APPROVED BY THE REQUISITE STOCKHOLDER ACTION. PROXIES ARE BEING SOLICITED ONLY WITH RESPECT TO THE MATTERS SPECIFIED ON PAGE 2.

The following information is provided to explain the background behind the action taken by written consent and the effects of each such action:

Background of the Stock Purchase

In furtherance of Palisade’s previously-announced strategy to use the Corporation as a vehicle for making acquisitions, Palisade and the Corporation determined that it would be desirable for the Corporation to raise additional capital to enable the Corporation to seek larger and more meaningful acquisitions than its currently available resources would permit.

At a meeting held on March 4, 2003, attended by Martin L. Berman, the Chairman of PCM, Steven E. Berman, Chief Operating Officer of PCM, and Messrs. Tuchman and Cardonne, Palisade’s interest in making an additional investment in the Corporation was discussed. PCM indicated that the purpose of the investment was to enable the Corporation to pursue more meaningful acquisitions, but pointed out that its investment would be conditioned on a commitment being in place by the end of March 2003. Shortly after such meeting, Mr. Tuchman also spoke with Mark S. Hoffman, Managing Director of PCM and a director of the Corporation, to further discuss Palisade’s interest in purchasing additional shares of Common Stock.

Shortly thereafter, Mr. Tuchman spoke with Messrs. Kaplan, Meskin, Johnson and Serkes, the remaining directors of the Corporation, and conveyed Palisade’s interest in making an additional investment in the Corporation. On March 26, 2003, at the Corporation’s Board meeting, the Board formed a special committee, comprised of Jeffrey Serkes and Melvin Meskin (the “Special Committee”), to evaluate the potential transaction with Palisade. Negotiations between Palisade and the Special Committee ensued. On March 26, 2003, the Corporation retained Morgan Joseph & Co. Inc. (“Morgan Joseph”) to evaluate the fairness, from a financial point of view, of the consideration to be received by the Corporation from Palisade.

By letter dated March 26, 2003 to the Special Committee, Palisade made a written proposal to purchase 3,125,000 newly-issued shares of Common Stock, at a price of $4.80 per share, or an aggregate price of $15,000,000. In a subsequent letter dated the same date, Palisade made a written proposal to purchase 3,540,000 shares of Common Stock at a price of $4.80 per share, or an aggregate price of $17,000,000.

Between March 26 and March 28, the Special Committee held several meetings by teleconference. In addition, the Special Committee had several conference calls with Morgan Joseph, regarding the nature of their analysis, the methodology to be used in their analysis and the value of the consideration to be received by stockholders.

During the course of the negotiations, the Corporation noted that, upon completion of the proposed transaction, Palisade would own more than 90% of the Corporation’s outstanding shares, and could be in a position to cause a “short form” merger to be consummated pursuant to Section 253 of the Delaware General Corporation Law, whereby the Corporation would become a wholly-owned subsidiary of Palisade and the Common Stock held by the Corporation’s other stockholders would be converted into the right to receive cash. The Corporation further noted that in order to exercise the Payment Right pursuant to the Merger Agreement, stockholders must continue to own their shares of Common Stock until June 30, 2005. In order to protect this Payment Right, the Corporation requested, and Palisade agreed, that Palisade would be precluded from causing any such merger prior to the payment of the Payment Right in 2005.

By letter dated March 28, 2003, the Special Committee informed Palisade that after internal review and discussions with the Corporation’s advisors, the Special Committee would recommend to the Board that the Board approve a transaction whereby Palisade would purchase 3,469,387 newly-issued shares of Common Stock at a price of $4.90 per share, or an aggregate price of $17 million. Negotiations between Palisade and the Special Committee continued, and Palisade agreed to the Special Committee’s proposal.

The Special Committee held a meeting on March 28, 2003, at which Morgan Joseph reviewed its financial analysis of the consideration to be paid pursuant to the Stock Purchase Agreement, and rendered an oral opinion (which opinion was confirmed by delivery of a written opinion dated March 28, 2003) to the effect that, as of the date of the opinion and based upon, and subject to certain matters stated in such opinion, the consideration to be received by the Corporation pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to the Corporation. The Special Committee then unanimously approved, and determined to recommend to the Board that the Board approve, the Stock Purchase Agreement. The Stock Purchase Agreement was then approved by the entire Board other than Messrs. Hoffman and Meisenberg, each of whom is a managing director of PCM, an affiliate of Palisade, and did not vote due to their relationship with Palisade. Following such approval, the Stock Purchase Agreement was executed by the parties.

Purposes and Reasons for the Stock Purchase Transaction

The principal purpose of the stock purchase transaction is to provide the Corporation with additional capital to make acquisitions. In reaching its decision on March 28, 2003 to adopt and approve the Stock Purchase Agreement, the Special Committee and the Board considered a number of factors, including, but not limited to, the following positive factors:

1. The historical market prices, recent trading activity and range and public trading multiples of the Common Stock, including the fact that the $4.90 per share price to be paid represents a premium of approximately 39.6% over the $3.51 per share closing price of the Common Stock on the American Stock Exchange on March 26, 2003, the last date on which the shares were traded prior to the meeting of the Board to adopt the Stock Purchase Agreement.

2. The fact that, as of March 28, 2003, Palisade owned approximately 80.3% of the Common Stock and the purchase of additional shares would not alter the control relationship between Palisade and the Corporation.

3. The fact that Palisade had announced that it intended to use the Corporation as a vehicle for making acquisitions, and that the Corporation would be in a better position to make more meaningful acquisitions with significantly greater resources.

4. The Board’s belief that it was unlikely that any person or entity other than Palisade would consider investing $17 million in cash in (or lending such amount to) the Corporation at $4.90 per share, based upon (a) Palisade’s 80.3% stake in the Corporation, which gives Palisade control over the outcome of all stockholder votes, (b) the Board’s business experience and familiarity with the Corporation, its operations, financial results and financial condition (c) the premium over the market price represented by $4.90 per share.

5. The fact that Palisade is familiar with the Corporation and that a transaction between Palisade and the Corporation could thus be completed quickly and with low transaction costs.

6. The amount and nature of the consideration to be received by the Corporation under the Stock Purchase Agreement, in the form of $17 million in immediately available funds.

7. The financial presentation by Morgan Joseph on March 28, 2003, including the opinion of Morgan Joseph that, based on and subject to the matters set forth in that opinion, the consideration pursuant to the Stock Purchase Agreement was fair from a financial point of view to the Corporation.

8. The negotiations which took place between Palisade, on the one hand, and the Corporation and the Special Committee, on the other hand, with respect to the consideration for the shares and the belief by the members of the Special Committee and the Board that the consideration offered by Palisade was the highest price that Palisade would agree to pay.

9. The terms of the Stock Purchase Agreement, including the fact that Palisade’s obligations under the Stock Purchase Agreement are not conditioned on its obtaining financing;

10. The high likelihood that the proposed transaction would be consummated, in light of the fact that there are no unusual requirements or conditions to the stock purchase. Except for the approval for listing on the American Stock Exchange, the stock purchase is not subject to any regulatory approval requirements or financing contingencies and Palisade has the financial resources to consummate the stock purchase expeditiously.

11. The fact that Palisade agreed to include a covenant in the Stock Purchase Agreement which protects the Payment Right by prohibiting Palisade from causing a “short form” merger under Section 253 of the Delaware General Corporation Law until the Payment Right obligations are satisfied.

12. The Board’s belief that Palisade would not likely approve the issuance of a substantial number of shares to an investor not affiliated with Palisade.

13. The Board’s review of comparable transactions during the past ten years in which a majority stockholder of a company purchased additional securities of such company, and the fact that the percentage premium offered by Palisade was in the top quartile of the premiums offered in such transactions.

The Board also considered possible negative factors in its deliberations concerning the Stock Purchase Agreement. Among other factors, the Board considered the following:

1. The actual or potential conflicts of interest that certain of the Corporation’s officers and directors have in connection with the stock purchase, including that: (i) Robert L. Tuchman and Raymond A. Cardonne, Refac’s executive officers, are employed by a company which is controlled by Palisade, (ii) two of Refac’s directors, Richard S. Meisenberg and Mark S. Hoffman are Managing Directors of Palisade, (iii) the ownership of 5% of the preferred, non-voting equity interest of Palisade Capital by Clark A. Johnson, another director of the Corporation, (iv) the fact that Messrs. Johnson and Meskin are also directors of OptiCare Health Systems, Inc., a company in which Palisade is the controlling shareholder and has the right to designate a majority of the board of directors, and (v) Mark N. Kaplan is Of Counsel to a law firm which represents the Corporation in connection with the Stock Purchase Agreement and also from time to time represents PCM and certain of its affiliates in unrelated matters.

2. The fact that Palisade’s offer would expire if not accepted in writing by the Corporation by March 28, 2003.

3. The fact that the transaction was conditioned upon the approval for listing of the Shares, upon notice of issuance, by the American Stock Exchange.

4. The fact that due to the transaction, Palisade’s percentage ownership of the outstanding Common Stock will be increased from approximately 80% to 90% and the other stockholders’ percentage ownership will be reduced from 20% to 10%.

The foregoing discussion addresses the material information and factors considered by the Board in its consideration of the Stock Purchase Agreement. After considering these factors, the Board concluded that the positive factors described above substantially outweigh the negative factors described above. In view of the variety of factors and the amount of information considered, the Board did not assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to adopt the Stock Purchase Agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the Board may have given different weights to different factors.

Opinion of Refac’s Financial Advisor

At a meeting the Board convened on Friday, March 28, 2003, Morgan Joseph delivered to the Special Committee with the full board in attendance its written opinion that, as of such date, and based upon the assumptions made and matters considered that the consideration to be received by the Corporation at the closing of the transaction is fair, from a financial point of view, to the Corporation. The complete text of Morgan

Joseph’s opinion is attached to this information statement as Exhibit C and is incorporated into this information statement by reference. The description of the opinion set forth herein is qualified in its entirety by such reference to the full text of Morgan Joseph’s opinion. Morgan Joseph’s opinion should be read carefully and in its entirety for a complete description of the assumptions made, matters considered and qualifications and limitations on the review undertaken by Morgan Joseph in furnishing its opinion to the Board. Morgan Joseph has consented to the inclusion of its opinion in this information statement.

Morgan Joseph’s opinion was rendered to and is for the benefit of the Special Committee. Morgan Joseph’s opinion does not address the Corporation’s underlying business decision to approve the Transaction, and it does not constitute a recommendation to the Corporation, the Board or any committee thereof, or any other person as to any specific action that should be taken in connection with the Transaction.

In arriving at its opinion, Morgan Joseph reviewed, among other things, the following:

(1) the Stock Purchase Agreement dated March 28, 2003;

(2) the Corporation’s proxy statement dated February 5, 2003;

(3) certain financial and other information of the Corporation that was publicly available or furnished to Morgan Joseph by the Corporation;

(4) the reported prices and trading activity for the Common Stock;

(5) certain internal information and other data relating to the Corporation, its business and prospects, including forecasts and projections, provided to Morgan Joseph by management of the Corporation; and

(6) the financial terms of certain recent transactions which Morgan Joseph believed to be relevant.

In addition, Morgan Joseph met with certain officers and employees of the Corporation concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate. In arriving at its opinion, Morgan Joseph has, with the Corporation’s permission, assumed and relied upon the accuracy and completeness of the financial and other information used by it and has not attempted independently to verify, and has not independently verified, such information, nor does it assume any responsibility to do so. Morgan Joseph has assumed that the Corporation’s forecasts and projections provided to or reviewed by it have been reasonably prepared based on the best current estimates and judgment of the Corporation’s management as to the future financial condition and results of operations of the Corporation.

Morgan Joseph visited but did not conduct a physical inspection of the properties and facilities of the Corporation, nor did it make or obtain any independent evaluation or appraisal of such properties and facilities. Morgan Joseph has also taken into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Morgan Joseph has made no independent investigation of any legal, accounting or tax matters affecting the Corporation, and has assumed the correctness of all legal, accounting and tax advice given to the Corporation and its boards of directors and any committee thereof. Its opinion necessarily is based upon economic, market, monetary, political, regulatory, financial and other conditions as they exist and can be evaluated on the date hereof and it assumes no responsibility to update or revise its opinion based upon events or circumstances occurring after the date hereof.

As described above, Morgan Joseph’s opinion and presentation to the Board was but one of the many factors considered by the Board in making its determination to approve the transaction.

The Corporation and Morgan Joseph entered into a letter agreement dated March 26, 2003 relating to the preparation and delivery of a written opinion relating to the consideration proposed to be received by the Corporation in connection with the Transaction. The Corporation agreed to pay Morgan Joseph $75,000 upon delivery of its opinion to the Special Committee, to reimburse Morgan Joseph for its out-of-pocket expenses incurred in connection with its review, analyses and related work performed in connection with such opinion, including the fees and disbursements of its counsel, and to indemnify Morgan Joseph against liabilities relating to or arising out of the Transaction, including liabilities under the U.S. federal securities laws. Neither the fee for Morgan Joseph’s opinion nor the reimbursement of its out-of-pocket expenses is contingent on consummation of the Transaction.

Interests of Certain Persons in the Transaction

You should be aware that some of our directors and executive officers may be deemed to have interests in the transaction that are different from, or in addition to, those of our stockholders. These interests were considered by the Special Committee and the Board in adopting the Stock Purchase Agreement.

•	Mark S. Hoffman and Richard S. Meisenberg, directors of the Corporation, are Managing Directors of PCM, an affiliate of Palisade. Messrs. Hoffman and Meisenberg were nominated to the Board by Palisade and were elected as directors in connection with the Merger.

•	Mark N. Kaplan is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Corporation since 1982 and represents the Corporation in connection with the Stock Purchase Agreement. Mr. Kaplan and Skadden, Arps, Slate, Meagher & Flom LLP have also from time to time represented, and continue to represent PCM and certain of its affiliates in unrelated matters.

•	Clark A. Johnson, a director of the Corporation, owns a 5% preferred, non-voting equity interest in PCM. Mr. Johnson has been a director of the Corporation since 2000.

•	Messrs. Hoffman, Meskin and Johnson are also directors of OptiCare Health Systems, Inc., a company in which Palisade is the controlling shareholder and has the right to designate a majority of the Board.

•	Robert L. Tuchman, Chief Executive Officer is employed by the Corporation, which is controlled by Palisade.

Financing; Source of Funds

Palisade estimates that the total amount of funds required for Palisade to complete the stock purchase transaction, and to pay the related fees and expenses, will be approximately $17,000,000. Palisade will finance the transaction using its committed capital, which will be contributed to Palisade by its limited partners. Palisade has sufficient committed capital available to complete the transaction and pay its expenses. Palisade has also represented in the Stock Purchase Agreement that on the Closing Date it will have sufficient funds to complete the transaction.

The Stock Purchase Agreement

The following is a summary of the material provisions of the Stock Purchase Agreement. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit D to this Proxy Statement/Information Statement. We encourage you to read the Stock Purchase Agreement in its entirety because it, and not this summary, is the legal document that governs the transaction.

Issuance and Sale of Shares

The Stock Purchase Agreement provides that the Corporation shall issue and sell to Palisade, 3,469,387 shares of Common Stock. The price for these shares is $4.90 per share, or an aggregate of $17 million, payable in immediately available funds. There are no preemptive rights with respect to the Common Stock.

Closing

The closing of the transaction will be held on a date to be agreed upon by the parties. Unless otherwise agreed by the parties, the closing will be held within five business days following the satisfaction or waiver of all the conditions set forth below under “Closing Conditions,” provided, that the closing may not take place before May 8, 2003.

At the closing, Palisade will pay to the Corporation $17 million in cash and the Corporation will deliver to Palisade one or more certificates representing 3,469,387 shares of Common Stock. The certificates representing the shares must bear a legend, as described below under “Legends.”

Closing Conditions

Palisade’s obligation to complete the purchase of the shares is subject to the following conditions, which may be waived by Palisade in its sole discretion:

•	The Corporation’s representations and warranties set forth in the Stock Purchase Agreement must be true as of March 28, 2003 and the closing date, and

•	The Corporation has performed all of its obligations under the Stock Purchase Agreement.

The Corporation’s obligation to complete the issuance and sale of the shares is subject to the following conditions, which may be waived by the Corporation in its sole discretion:

•	Palisade’s representations and warranties set forth in the Stock Purchase Agreement must be true as of March 28, 2003 and the closing date,

•	Palisade has performed all of its obligations under the Stock Purchase Agreement, and

•	The shares to be issued to Palisade have been approved for listing on the American Stock Exchange.

Representations and Warranties

Each party has represented in the Stock Purchase Agreement that it is duly organized under Delaware law and is authorized to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby.

The Corporation has also made a customary representation that the shares to be issued to Palisade are duly authorized, and when issued, will be validly issued, fully paid and non-assessable.

Palisade has made representations that:

•	it has sufficient funds to consummate the transaction,

•	it is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”),

•	it is acquiring the shares for its own account for investment only and has no intention of selling or distributing any of such shares,

•	it has reviewed all information which it deems to be important in connection with the transaction, recognizes that the transaction involves risk and has not relied on any representation or warranty of the Corporation other than as specified in the Stock Purchase Agreement,

•	it recognizes that the Corporation is relying on such representations so that the transaction is exempt from registration under the Securities Act and

•	no broker is entitled to payment from the Corporation in connection with the transaction.

Legends

The certificates representing the shares issued to Palisade pursuant to the Stock Purchase Agreement must include a customary legend that the shares are not registered under the Securities Act.

Covenants of the Corporation

The Corporation must mail to its stockholders this Proxy Statement/Information Statement in connection with the Stock Purchase Agreement and the transaction contemplated thereby, in accordance with Regulation 14C under the Exchange Act. The Corporation must also use commercially reasonable efforts to as soon as practicable cause the shares to be listed on the American Stock Exchange, upon notice of issuance.

Covenants of Palisade

Palisade was required under the Stock Purchase Agreement to execute and deliver to the Corporation an action by written consent in the form attached hereto as Exhibit E. The Stock Purchase Agreement provides that such consent will be effective no earlier than the twentieth calendar day following the mailing of this Proxy Statement/Information Statement.

Palisade has agreed not to directly or indirectly cause a “short form” merger between the Corporation and Palisade (or any subsidiary or affiliate thereof) pursuant to Section 253 or any other provision of the Delaware General Corporation Law until 120 days following the date on which instructions in connection with the Payment Right are first mailed by the Corporation to the Former Stockholders pursuant to the Merger Agreement. Thus, Palisade cannot cause a “short form” merger until after the payment of the Payment Right, preserving the interests of the Former Stockholders in the Payment Right.

OTHER MATTERS

The Board of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2004 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 7, 2004, must be received by the Corporation at the Corporation’s principal executive offices by December 19, 2003 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement/Information Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may inspect information that the Corporation files with the American Stock Exchange at the offices of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement/Information Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The Corporation’s Annual Report on form 10-K for the year ended December 31, 2002 is incorporated by reference into this Proxy Statement/Information Statement and is deemed to be a part of this Proxy Statement/Information Statement, except for any information superseded by information contained directly in this Proxy Statement/Information Statement. A copy of such report is being mailed to the Corporation’s stockholders with this Proxy Statement/Information Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement/Information Statement.

Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation by writing to: Refac, 115 River Road, Suite 110, Edgewater, New Jersey 07020, Attn: Secretary. After May 1, 2003, the Corporation’s address will be One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

You should rely only on the information contained in this Proxy Statement/Information Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Information Statement. You should not assume that the information contained in this Proxy Statement/Information Statement is accurate as of any date other than that date, and the mailing of the Proxy Statement/Information Statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARD OF DIRECTORS

RAYMOND A. CARDONNE, JR.

Secretary

April 18, 2003

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF REFAC

AS ADOPTED BY THE BOARD ON MARCH 26, 2003

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of Refac (“Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee, and the composition of the Committee as a whole shall be determined, pursuant to the requirements of (i) the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case, as amended (collectively, the “Exchange Act”) and (ii) the American Stock Exchange (“AMEX”), including, but not limited to, the following:

(1)	Each member of the Committee shall be affirmatively determined, in the business judgment of the Board, to qualify as an “independent director” as (i) defined by the guidelines established by the AMEX and (ii) required by the Exchange Act;

(2)	Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee; and

(3)	At all times, at least one member of the Committee shall (i) have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) be an “audit committee financial expert” as defined in the Exchange Act.

MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at the meeting of the Committee at which a quorum is present. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary; however, it will meet privately with the Corporation’s Independent Auditors (as defined below) at least once per year. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

(1)	Appoint, retain, replace and terminate, in its sole discretion (subject, if applicable, to stockholder approval) the firm of independent auditors engaged for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Corporation (“Independent Auditors”);

(2)	Review and, in its sole discretion, approve in advance the Independent Auditors’ annual engagement letter, including the proposed fees and terms contained therein;

(3)	Review and, in its sole discretion, approve in advance all significant non-audit engagements of the Independent Auditors;

(4)	Request funding from the Corporation, which funding the Corporation shall provide, for the purposes of compensating the Independent Auditor or retaining any independent counsel or other advisors that the Committee deems necessary to advise it in carrying out its duties;

(5)	Oversee the independence of the Independent Auditors by, among other things:

a.	requiring the Independent Auditors to deliver to the Committee, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditors and the Corporation; and

b.	actively engaging in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and taking any appropriate action to satisfy itself of the independence of the Independent Auditors;

(6)	Instruct the Independent Auditors that (i) they must report directly to the Committee, (ii) they are ultimately accountable to the Committee and the Board, as representatives of the Corporation’s stockholders and (iii) the Committee is directly responsible (subject, if applicable, to stockholder approval) for the appointment, retention, replacement and termination of the Independent Auditors;

(7)	Review with the Independent Auditors any information furnished by the Independent Auditors pursuant to Section 10A of the Exchange Act, including, without limitation, such information relating to any illegal acts that have or may have occurred, all critical accounting policies to be used in the conduct of the audit and all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) discussed with management or considered in connection with the audit, the ramifications of the use of such alternative treatments, and the independent auditors views concerning such alternative treatments;

(8)	Review the audit plan and scope of any audit or review with the Independent Auditors;

(9)	Review with management and the Independent Auditors at the completion of the Independent Auditors’ audit or review services:

a.	the Corporation’s annual financial statements and related footnotes to be included in the Corporation’s Annual Report on Form 10-K, prior to its filing with the SEC or other publication;

b.	the Independent Auditors’ review of the year-end earnings release;

c.	the Independent Auditors’ audit of the annual financial statements and their report thereto;

d.	the Corporation’s quarterly reports on Form l0-Q, prior to their filing with the SEC or other publication.

e.	the Independent Auditors’ review of the quarterly earnings releases.

f.	any significant changes in the Independent Auditors’ audit plan;

g.	any difficulties or disputes with management encountered during the course of the audit; and

h.	other matters, if any, related to the conduct of the audit or review which are to be communicated to the Committee;

(10)	Review and discuss with management and the independent auditors:

a.	any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and

b.	any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Corporation’s financial statements;

(11)	Discuss with the Corporation’s independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accounts, including any amendments or supplements thereto (“SAS 61”);

(12)	Attempt to resolve any difficulties, disputes or disagreements between the Independent Auditors and management regarding financial reporting;

(13)	Consider and review with the Independent Auditors and with management the adequacy of the Corporation’s system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the Independent Auditors and the Corporation’s internal auditors together with management’s responses thereto;

(14)	Engage independent counsel and other advisors, including experts in particular areas of accounting, as the Committee determines necessary to carry out its duties;

(15)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(16)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Independent Auditors, the Corporation’s internal auditors and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(17)	Review and reassess annually the Committee’s charter;

(18)	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(19)	Report regularly to the Board on its activities, as appropriate, and;

(20)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee deems necessary or appropriate.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with GAAP. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Exchange Act, the rules and guidelines of the AMEX or Delaware law, which collectively shall continue to set the legal standard for the conduct of the members of the Committee.

REFAC

2003 STOCK INCENTIVE PLAN

1.    Purpose.

The purpose of the REFAC 2003 Stock Incentive Plan (the “Plan”) is to align the interests of officers, other employees, directors and consultants of REFAC Technology Development Corporation, a Delaware corporation (“REFAC”) and its subsidiaries, now held or hereafter acquired (collectively, the “Company”), with those of the stockholders of REFAC; to attract, motivate and retain the best available executive personnel and key employees of the Company by permitting them to acquire an, or increase their, equity interest in REFAC; to reinforce corporate, organizational and business-development goals; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2.    Definitions.

The following terms, as used herein, shall have the following meanings:

(a)	“Award” shall mean any Option or Restricted Stock Award granted pursuant, or which is otherwise subject, to the Plan.

(b)	“Award Agreement” shall mean any written agreement, contract or other instrument or document between REFAC and a Participant evidencing an Award.

(c)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)	“Board” shall mean the Board of Directors of REFAC.

(e)	“Change in Control” shall have the meaning set forth in Section 8(f) of the Plan.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” shall mean the Compensation Committee or other committee of the Board which, in accordance with Section 3 of the Plan, may be authorized to grant Awards.

(h)	“Company” shall have the meaning set forth in Section 1 of the Plan.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)	“Fair Market Value” per share of Stock as of a particular date shall mean (1) the closing sales price per share of Stock (A) on a national securities exchange for the last preceding date on which there was a sale of such Stock on such exchange or (B) if the Stock is not then traded on a national securities exchange, on the NNM for the last preceding date on which a sale of the Stock was reported on the NNM, (2) if the Stock is not then traded on a national securities exchange and sales of the Stock are not then reported on the NNM, but the Stock is then quoted on an over-the-counter market other than the NNM, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market or (3) if the Stock is not then listed on a national securities exchange, sales of Stock are not then reported on the NNM and the Stock is not then quoted on an over-the-counter market other than the NNM, such value as the Board in its discretion may determine.

(k)	“Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and is designated by the Board as an Incentive Stock Option.

(l)	“NNM” shall mean the Nasdaq National Market.

(m)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(n)	“Option” shall mean the right, granted pursuant to the Plan, of a holder to purchase shares of Stock.

(o)	“Option Term” shall have the meaning set forth in Section 6(a)(5) of the Plan.

(p)	“Participant” shall mean an officer, an employee, a director or a consultant of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

(q)	“Palisade” shall mean Palisade Concentrated Equity Partnership, L.P.

(r)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) Palisade, REFAC, any of their respective subsidiaries or affiliates or any person or entity that is a member of a “group” with Palisade, REFAC or any of their respective subsidiaries or affiliates for purposes of Section 13(d) of the Exchange Act, (2) a trustee or other fiduciary holding securities under an employee benefit plan of Palisade, REFAC or any of their respective subsidiaries or affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the partners of Palisade or the stockholders of REFAC in substantially the same proportion as their ownership interest in Palisade or REFAC, as the case may be.

(s)	“Plan” shall have the meaning set forth in Section 1 of the Plan.

(t)	“Restricted Stock” shall mean any shares of Stock issued to a Participant, without payment to REFAC, pursuant to Section 7 of the Plan.

(u)	“Section 16 Committee” shall have the meaning set forth in Section 3 of the Plan.

(v)	“Section 16 Participant” shall have the meaning set forth in Section 3 of the Plan.

(w)	“Stock” shall mean shares of the Common Stock, par value $.001 per share, of REFAC.

(x)	“Subsidiary Corporation” shall mean any corporation, fifty percent (50%) or more of the combined voting power of which is owned by REFAC.

(y)	“REFAC” shall have the meaning set forth in Section 1 of the Plan.

(z)	“Ten Percent Stockholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of REFAC.

3.    Administration.

The Plan will be administered by the Board; provided that the Board may establish one or more Committees which may, to the extent set forth in the resolutions establishing such Committee or Committees, be authorized to grant Awards to, and administer such Awards with respect to, those Participants who are subject to Section 16 of the Exchange Act with respect to the Company (“Section 16 Participants”) or who are executive officers of the Company. Any such Committee that is authorized to grant Awards to Section 16 Participants (a “Section 16 Committee”) shall, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act, be comprised of two or more “non-employee directors” within the meaning of such Rule, and any such Committee that is authorized to grant Awards to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, be comprised of two or more “outside directors” within the meaning of such Section. In the case of grants of Awards to Participants who are neither Section 16 Participants nor executive officers of the Company, the Board in its discretion may delegate to a Committee or to members of the Company’s management the authority, subject to such guidelines as the Board may approve from time to time and to ratification by the Board or a Committee, to make grants of Awards to, and administer such Awards with respect to, such Participants. The Board shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in connection with the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which

Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered or accelerated or an Option may be repriced to a lower exercise price; to make adjustments in performance goals in recognition of unusual or non-recurring events affecting REFAC or the financial statements of REFAC, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements, consistent with the terms and provisions of the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan, consistent with the terms and provisions of the Plan.

All determinations of the Board with respect to the Plan shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Board shall fill all vacancies, however caused, in any Committee. Any Committee may appoint a chairman and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

4.    Eligibility.

Awards may be granted by the Board to officers, employees, directors and consultants of the Company. In determining the persons to whom Awards shall be granted and the type of Award, the Board shall take into account such factors, including but not limited to their duties and their present and potential contributions to the success of the Company, as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock Subject to the Plan; Limitation on Grants.

The maximum number of shares of Stock authorized and reserved for issuance pursuant to the Plan shall be 500,000. Such number of shares of Stock shall be subject to equitable adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by REFAC in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

During any twelve-month period during the term of the Plan, no Participant can receive Options to purchase shares of Stock which in the aggregate exceed thirty percent (30%) of the total number of shares of Stock authorized for issuance pursuant to the Plan, as adjusted pursuant to the terms of the Plan.

If the Board should determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

6.    Stock Option Program.

Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Board shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.

(a)  Stock Options.

(1)  Number of Shares.    Each Award Agreement shall state the number of shares of Stock to which the Option relates.

(2)  Type of Option.    Each Award Agreement shall state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

(3)  Option Price.    Each Award Agreement shall state the Option price, which, except as provided in Section 6(b)(2) of the Plan, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 of the Plan. Unless otherwise expressly stated in the Board resolution expressly granting an Option, the date as of which the Board adopts the resolution expressly granting an Option shall be considered the day on which such Option is granted.

(4)  Method and Time of Payment.    The Option price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation or cash borrowed from the Company), in shares of Stock having a Fair Market Value equal to such Option price, in a combination of cash and Stock or through a cashless exercise procedure, which may include an exercise through a registered broker-dealer pursuant to procedures which are, from time to time, deemed by the Board to be acceptable. Any shares of Stock withheld upon exercise as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise.

(5)  Term and Exercisability of Options.    Each Award Agreement shall provide that each Option shall become exercisable over a period (the “Option Term”) determined by the Board in its discretion; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it deems appropriate. The Option Term shall be not more than ten (10) years from the date of the grant of the Option, except as provided in Section 6(b)(2) of the Plan, or such shorter period as is determined by the Board. The Option Term shall be subject to earlier termination as provided in Section 6(a)(6) of the Plan. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of REFAC, specifying the number of shares of Stock with respect to which the Option is being exercised, together with payment in full of the Option price. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of REFAC receives both the notification and the payment.

(6)  Termination.    The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon a termination of an employee Participant’s employment by the Company or the termination of a consultant or director Participant’s service with the Company, which shall be as the Board may, in its discretion determine at the time the Award is granted or thereafter.

(b)  Incentive Stock Options.    Options granted as Incentive Stock Options shall be granted only to employees of REFAC or a Subsidiary Corporation, subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6(a).

(1)  Value of Shares.    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

(2)  Ten Percent Stockholder.    In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (A) the Option price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (B) the Option Term shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.    Restricted Stock Award Program.

Restricted Stock Awards granted pursuant to this Section 7 shall be evidenced by an Award Agreement, in such form as the Board shall from time to time approve, and the terms and conditions of such Awards shall be set forth therein. At the time of the grant of a Restricted Stock Award, the Board may impose such restrictions or conditions to the vesting of such Award as it deems appropriate. Such conditions to vesting may include (without limitation) the achievement of performance goals which may be set forth in the Award Agreement. Such performance goals may (without limitation) be based on an increase in the trading price of Stock, achievement of certain goals relating to REFAC’s return on assets, return on equity or earnings per share, in each case, determined in accordance with generally accepted accounting principles.

(a)  Restrictions.    Prior to the vesting of a share of Restricted Stock, such share of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Certificates for shares of Stock which may be issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect.

(b)  Forfeiture.    Subject to such exceptions as may be determined by the Board, if an employee Participant’s continuous employment with the Company should terminate for any reason, or if a consultant or director Participant’s service with the Company should terminate for any reason, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company at no cost to the Company.

(c)  Ownership.    Except to the extent otherwise set forth in the Award Agreement, a Participant who is granted a Restricted Stock Award shall possess all incidents of ownership of such shares, subject to Section 7(a) of the Plan, including the right to receive dividends with respect to such shares and to vote such shares.

8.    General Provisions.

(a)  Compliance with Legal Requirements.    The Plan and the granting and exercising of Awards, and the other obligations of REFAC under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. REFAC, in its sole discretion, may postpone the issuance or delivery of Stock under any Award as REFAC may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b)  Nontransferability.    Awards shall not be transferable by a Participant other than (1) by will or the laws of descent and distribution or (2) for Awards other than Incentive Stock Options, (A) gratuitous transfers by an officer of the Company who is the holder of an Award to his or her immediate family members or to a trust for the benefit of any such immediate family member or members or (B) if then permitted by Rule 16b-3 under the Exchange Act, pursuant to a Qualified Domestic Relations Order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Incentive Stock Options shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(c)  No Right To Continued Employment.    Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to continue service as a consultant or director of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such employee Participant’s employment or the service of a consultant or director Participant.

(d)  Withholding Taxes.    When a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock pursuant to an Award hereunder, REFAC may require the Participant or such other person to pay to REFAC the amount of any taxes which REFAC may be required to withhold before delivery to such Participant or other person of a certificate or certificates representing such shares.

If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the date after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares of Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to REFAC at its principal executive office.

Unless otherwise prohibited by the Board or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (1) tendering a cash payment; (2) authorizing REFAC to withhold from the shares of Stock otherwise issuable to such Participant one or more of such shares having an aggregate Fair Market Value, determined to be equal to the minimum statutory total tax which could be imposed on the transaction as of the date the withholding tax obligation arises; or (3) delivering to REFAC previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined to be equal to the minimum statutory total tax which could be imposed on the transaction.

(e)  Amendment and Termination of the Plan.    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval under applicable law in order for the Plan to continue to comply with Sections 422 or 162(m) of the Code or in order for the Plan to continue to comply with the rules and regulations of any exchange or other trading market on which REFAC’s shares of Stock are traded shall be effective unless the same shall be approved by the requisite vote of the stockholders of REFAC. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

(f)  Change in Control.

(1) Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of REFAC (as defined in this Section 8(f)) should occur, then (unless otherwise provided in the applicable Award Agreement), (x) all Options that are outstanding at the time of such Change in Control shall become immediately exercisable in full and (y) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable. Upon a Change in Control, the Board may provide for the cancellation of all Options outstanding as of the effective date of such Change in Control, provided that, in exchange such cancellation, the Company shall make a cash payment under any such Option in an amount per share equal to the excess of the Fair Market Value of a share of Stock on the effective date of the Change in Control over the per share exercise price of such Option.

(2)  Definitions.    For purposes of this Section 8(f), the following definition applies:

(A)  A “Change in Control” of REFAC shall be deemed to have occurred if Palisade ceases to own directly or indirectly 40% of the outstanding Stock and any of the following events shall occur :

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of REFAC (not including in the securities beneficially owned by such Person any securities acquired directly from REFAC or its affiliates) representing 25% or more of the combined voting power of REFAC’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 8(f)(2)(A); or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of REFAC) whose appointment or election by the Board or nomination for election by REFAC’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of REFAC or any direct or indirect subsidiary of REFAC with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of REFAC outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of REFAC or any subsidiary of REFAC, at least 60% of the combined voting power of the securities of REFAC or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of REFAC (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of REFAC representing 25% or more of the combined voting power of REFAC’s then outstanding securities; or

(iv) the stockholders of REFAC approve a plan of complete liquidation or dissolution of REFAC or there is consummated an agreement for the sale or disposition by REFAC of all or substantially all of REFAC’s assets, other than a sale or disposition by REFAC of all or substantially all of REFAC’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of REFAC in substantially the same proportions as their ownership of REFAC, as the case may be, immediately prior to such sale.

(g)  Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any Award until the date of the issuance of a stock certificate to him for such shares.

(h)  Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of REFAC.

(i)  No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(k)  Effective Date.    The Plan shall become effective as of the date of its approval by the stockholders of REFAC. The power to grant Awards under the Plan will automatically terminate at the end of the 2012 fiscal year.

(l)  Beneficiary.    A Participant may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

(m)  Interpretation.    The Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions of the Plan shall be construed in a manner to so comply.

March 28, 2003

Special Committee of the Board of Directors

Refac

115 River Road

Edgewater, NJ 07020

Gentlemen:

We understand that Refac (the “Company”), a Delaware corporation, and Palisade Concentrated Equity Partnership, L.P. (“Palisade”) propose to enter into a stock purchase agreement dated March 28, 2003 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Refac will sell to Palisade 3,469,387 shares of its common stock, par value $0.001 per share (the “Common Stock”) at a price of $4.90 per share, for total consideration of $17 million (the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Stock Purchase Agreement. Palisade currently owns approximately 80% of the outstanding shares of common stock and may be deemed to control the Company.

You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the Company of the consideration to be received by it in the Proposed Transaction.

In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

i.	the Stock Purchase Agreement dated March 28, 2003;

ii.	the Company’s proxy statement dated February 5, 2003;

iii.	certain financial and other information of the Company that was publicly available or furnished to us by the Company;

iv.	the reported prices and trading activity for the Common Stock;

v.	certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company; and

vi.	the financial terms of certain recent transactions which we believe to be relevant.

We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate. In arriving at our opinion, we have, with your permission, assumed and relied upon the accuracy and completeness of the financial and other information used by us and have not attempted independently to verify, and have not independently verified, such information, nor do we assume any responsibility to do so. We have assumed that the Company’s forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company’s management as to the future financial condition and results of operations of the Company. We have visited but have not conducted a physical inspection of the properties and facilities of the Company, nor have we made or obtained any independent evaluation or appraisal of such properties and facilities. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. We have made no independent investigation of any legal, accounting or tax matters affecting the Company, and have assumed the correctness of all legal, accounting and tax advice given to the Company and its Boards of Directors or any committee thereof. Our opinion necessarily is based upon economic, market, monetary, political, regulatory, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

Our opinion is rendered to, and it is understood that this letter is for the benefit of the Special Committee of the Board of Directors of the Company. Our opinion does not address the Company’s underlying business decision to approve the Proposed Transaction, and it does not constitute a recommendation to the Company, its Board of Directors or any committee thereof, or any other person as to any specific action that should be taken in connection with the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company’s shareholders; provided that any description or reference to Morgan Joseph & Co. Inc. or this opinion included in such registration statement or information statement shall be in form and substance reasonably acceptable to us.

We are currently acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Morgan Joseph & Co. Inc. is regularly engaged in the valuation of businesses and securities as part of its investment banking business.

Based upon and subject to the foregoing and such other factors as we deem relevant, it is our opinion as investment bankers that, as of the date hereof, the consideration to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

MORGAN JOSEPH & CO. INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 28, 2003 by and among REFAC, a Delaware corporation (the “Company”), and Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, on February 28, 2003, the Company and the Purchaser consummated a transaction whereby a wholly-owned subsidiary of the Purchaser was merged with and into the Company, pursuant to an Agreement and Plan of Merger, dated as of August 19, 2002, by and among the Company, the Purchaser and such subsidiary (the “Merger Agreement”);

WHEREAS, following the closing of such merger, the Purchaser owns approximately 80% of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, Purchaser has determined that it desires to purchase 3,469,387 additional shares of Common Stock from the Company (the “Shares”), at an aggregate price of $17 million in immediately available funds (the “Purchase Price”); and

WHEREAS, the Board of Directors has (i) formed a special committee to review the proposed transaction and (ii) received the written opinion of Morgan Joseph & Co., Inc. to the effect that the Purchase Price is fair from a financial point of view to the Company and its stockholders;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.  Purchase and Sale of Stock.    (a)  Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.1), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, 3,469,387 Shares for an aggregate price equal to the Purchase Price.

(b)  In connection with the payment of the Purchase Price, the Company shall provide the Purchaser with written wire transfer instructions prior to the Closing.

Section	2. The Closing.

2.1.  The Closing.    (a)  The purchase and sale of the Shares pursuant to this Agreement will take place at a closing (the “Closing”) to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. New York time, on such date as shall be agreed upon by the Company and the Purchaser (the “Closing Date”), which date shall be no later than five (5) business days following the satisfaction or waiver of all the conditions set forth in Section 2.2, unless otherwise agreed to by the Parties, and no earlier than the twentieth calendar day following the mailing of the information statement required by Section 6.1(a). At the Closing:

(i)  the Purchaser shall deliver to the Company immediately available funds in the full amount of the Purchase Price, in accordance with the wire transfer instructions delivered by the Company pursuant to Section 1(b); and

(ii)  the Company shall deliver to the Purchaser one or more certificates representing 3,469,387 Shares, bearing a legend in accordance with Section 5.

2.2.  Conditions to Closing.

(a) The Company’s obligation to complete the sale of the Shares is subject to:

(i)  the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 4 as of the date hereof and as of the Closing Date and the fulfillment in all material respects of those undertakings of the Purchaser in this Agreement to be fulfilled on or prior to the Closing Date; and

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(ii)  the approval for listing the Shares, upon notice of issuance, by the American Stock Exchange.

(b)  The Purchaser’s obligation to complete the purchase of the Shares is subject to the accuracy in all material respects of the representations and warranties made by the Company in Section 3 as of the date hereof and as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date.

Section 3.  Representations and Warranties of the Company.    The Company hereby represents and warrants to the Purchaser as follows:

3.1.  Organization, Authorization, Etc.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization thereof is required. Upon the satisfaction of the obligation set forth in Section 6.1(a), this Agreement shall be duly authorized by the Company’s stockholders and no further consent or authorization thereof shall be required. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.2.  Issuance of Shares.    The Shares to be issued to the Purchaser are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of any other person or entity.

Section	4. Representations and Warranties of The Purchaser.

The Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

4.1.  Organization, Authorization, Etc.    The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The general partners of the Purchaser have taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.2.  Sufficient Funds.    The Purchaser will at the Closing have sufficient immediately available funds in cash to pay the Purchase Price.

4.3.  Investment Experience.    The Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

4.4.  Investment Intent and Limitation On Dispositions.    The Purchaser is acquiring Shares for its own account for investment only and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other person or entity regarding the sale or distribution of such Shares except pursuant to a registration, or an exemption from registration, under the Securities Act.

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4.5.  Information And Risk.

(a)  The Purchaser has requested, received, reviewed and considered all information the Purchaser deems relevant in making an informed decision to purchase the Shares. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to the Purchaser’s satisfaction, provided that such inquiries do not impair the rights of the Purchaser to rely on the representations and warranties of the Company as set forth in Section 3.

(b)  The Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

(c)  The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) with respect to the Company other than as set forth in Section 3 hereof, and the Purchaser has, with respect to all matters relating to this Agreement and the sale of the Shares, relied solely upon the advice of the Purchaser’s own counsel and has not relied upon or consulted counsel to the Company.

4.6.  Disclosures to the Company.    The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

4.7.  Brokers or Finders.    No broker, investment banker, financial advisor or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

Section 5.  Legends.    The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below, and the Purchaser covenants that the Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate and understands that the Company will refuse to register a transfer of any Shares unless the conditions specified in the following legend are satisfied:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.”

Section 6.  Covenants.

6.1. Covenants	of the Company.

(a)  As soon as practicable following the date hereof, the Company shall mail to its stockholders an information statement in connection with this Agreement and the transactions contemplated hereby, in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

(b)  The Company shall use commercially reasonable efforts to as soon as practicable cause the Shares to be listed on the American Stock Exchange, upon notice of issuance.

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6.2.  Covenants of Purchaser.

(a)  Simultaneously herewith, the Purchaser is executing and delivering to the Company an action by written consent in the form attached hereto as Exhibit A. Such consent shall be effective no earlier than the twentieth calendar day following the mailing of the information statement pursuant to Section 6.1(a).

(b)  The Purchaser shall not directly or indirectly cause a merger between the Company and the Purchaser (or any subsidiary or affiliate thereof) pursuant to Section 253 or any other provision of the Delaware General Corporation Law until the one hundred and twentieth day following the date on which instructions in connection with the Payment Right (as defined in the Merger Agreement) were first mailed by the Company to holders of Common Stock pursuant to Sections 2.01(d) and (f) of the Merger Agreement.

Section 7.  Notices.

(a)  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

If to the Purchaser, to:

Palisade Capital

One Bridge Plaza

Fort Lee, NJ 07024

Telephone: (201) 585-7733

Facsimile: (201) 585-9798

Attention: Steven E. Berman

If to the Company, to:

Refac

115 River Road

Edgewater, NJ 07020

Telephone: (201) 943-4400

Facsimile: (201) 943-7400

Attention: Robert L. Tuchman, President and CEO

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-2760

Facsimile: (917) 777-2760

Attention: Stephen M. Banker, Esq.

(b)  Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 8.  Miscellaneous.

8.1.  Amendments.    Any term of this Agreement may be amended only with the written consent of the Company and the Purchaser.

8.2.  Headings.    The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

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8.3.  Severability.    In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.4.  Governing Law And Forum.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

8.5.  Counterparts.    This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

8.6.  Entire Agreement.    This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings with respect to such matters. Except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

8.7.  Expenses.    Each party hereto shall pay all costs and expenses incurred by it in connection with the execution, delivery and performance of this Agreement, including, but not limited to, fees of legal counsel.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

REFAC

By:	/S/ ROBERT L. TUCHMAN
Name: Robert L. Tuchman Title: Chief Executive Officer

PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

By:	/s/ Steven E. Berman
Name: Steven E. Berman Title: Member

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CONSENT IN LIEU OF STOCKHOLDERS’ MEETING OF REFAC

WHEREAS, Palisade Concentrated Equity Partnership, L.P., a Delaware limited partnership (“Palisade”) and Refac, a Delaware corporation (the “Company”) have entered into a Stock Purchase Agreement, dated as of March 28, 2003, in the form attached hereto (the “Stock Purchase Agreement”);

WHEREAS, Palisade is the holder of 2,837,000 shares of Company common stock, par value $0.001 per share (the “Common Stock”), constituting approximately 80% of the outstanding shares of Common Stock;

WHEREAS, Palisade, acting pursuant to Section 228 of the Delaware General Corporation Law, does hereby adopt, by this written consent, the following resolutions with the same force and effect as if adopted by a vote at a duly convened meeting of the stockholders of the Company;

NOW, THEREFORE BE IT:

RESOLVED, that each of (i) the issuance and sale of 3,469,387 shares of Common Stock (the “Shares”) by the Company to Palisade for a price of $4.90 per share, or an aggregate price of $17 million, pursuant to the Stock Purchase Agreement and (ii) the form, terms and provisions of the Stock Purchase Agreement be, and they hereby are, adopted and approved in all respects; and

FURTHER RESOLVED, that this consent shall be effective as of the twentieth calendar day following the mailing of the information statement pursuant to Section 6.1 of the Stock Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 8th day of April, 2003.

PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.

By:	/S/ STEVEN E. BERMAN
Name: Steven E. Berman
Title: General Partner

REFAC

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 2003

The undersigned, revoking all proxies heretofore given, hereby appoints MELVIN MESKIN, ROBERT L. TUCHMAN and MARK N. KAPLAN, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the “Corporation”) to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Monday, May 19, 2003, at 3:00 p.m., Eastern time and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

(Please sign and date reverse side)

Please date, sign and mail your proxy card

back as soon as possible!

Annual Meeting of Stockholders of Refac

May 19, 2003

3:00 p.m.

Montammy Golf Club

Route 9W & Montammy Drive

Alpine, New Jersey 07620

Please Detach and Mail in the Envelope Provided

[X] Please mark your vote as in this example.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS

THAT YOU VOTE “FOR” PROPOSALS (1) AND (2) BELOW

		FOR	AGAINST	ABSTAIN
(1)	Election of Class 1 Directors	☐	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.)

Nominees:	Clark A. Johnson Mark N. Kaplan
(2)	Approval of the 2003 Stock Incentive Plan of the Corporation	☐	☐	☐
(3)	For the transaction of such other business as may properly come before the meeting and at any adjustments or adjournments thereof.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement/Information Statement is hereby acknowledged.

THE PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSALS (1) AND (2) ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS (1) AND (2), EXCEPT THAT BROKER PROXIES WILL ONLY BE VOTED “FOR” PROPOSAL (2) IF THE BENEFICIAL OWNER OF THE SHARES INSTRUCTS THE BROKER TO SO VOTE.

Please fill out, date, sign and mail this proxy card in the accompanying envelope. No postage is required.

SIGNATURE                                          DATED

SIGNATURE                                          DATED

(if held jointly)

TITLE (see below)